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                                                                EXHIBIT 8.2



(Ford Logo)

FORD MOTOR CREDIT COMPANY
Jerry D. Bringard                       The American Road
Vice President-General Counsel          Dearborn, Michigan 48121-
                                        6044

                                        November 1, 1996

Ford Credit Leasing Company, Inc.       RCL Trust 1996-1
The American Road                       c/o First Union Bank of Delaware,
Dearborn, Michigan  48121                 as RCL Trustee
                                        One Rodney Square
Ford Motor Credit Company               920 King Street
The American Road                       Wilmington, Delaware 19801
Dearborn, Michigan  48121

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Ladies and Gentlemen:

                 The undersigned, Vice President-General Counsel of Ford Credit Leasing Company, Inc. ("Ford Credit Leasing") and Ford Motor Credit Company ("Ford Credit"), has acted as counsel for Ford Credit Leasing and Ford Credit in connection with registration statement No. 333-11167, as amended (the "Registration Statement"), filed on behalf of Ford Credit Auto Lease Trust 1996-1 (the "Trust") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, respecting the issuance by the Trust of Class A-1 and Class A-2 Asset Backed Senior Notes. The Senior Notes are to be issued pursuant to an Indenture to be entered into between the Trust and The Chase Manhattan Bank, as Indenture Trustee (the "Trustee").

                 In that connection, I have examined, or caused to be examined, originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate for the purposes of this opinion.

                 I hereby (i) confirm to you that the statements set forth under the headings "Summary -- Tax Status" and "Certain State Tax Consequences" in the Prospectus included in the Registration Statement, to the extent that they relate to Michigan tax matters and constitute matters of law or legal conclusions with respect thereto are correct in all material respects and (ii) consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

                 I am admitted to the State Bar of Michigan and I express no opinion as to the laws of any other jurisdiction except the laws of the United States of America to the extent specifically referred to herein.

                                        Very truly yours,


                                        /s/ Jerry D. Bringard